Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-25

DYNEGY ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

Second quarter 2011 summary:

•                  $102 million in Adjusted EBITDA, down 18 percent from the second quarter 2010

•                  $(169) million in Cash Flow from Operations, including $97 million cash collateral outflows in second quarter 2011, compared to $(90) million in Cash Flow from Operations, including $55 million cash collateral outflows in second quarter 2010

•                  $116 million net loss, compared to a net loss of $191 million in the second quarter 2010

•                  $924 million in liquidity at June 30, 2011, including $505 million in cash on hand and short term investments

First half 2011 summary:

•                  $189 million in Adjusted EBITDA, down 32 percent from the first half 2010

•                  $(86) million in Cash Flow from Operations, including $92 million cash collateral outflows in first half 2011, compared to $368 million in Cash Flow from Operations, including $255 million of cash collateral inflows in the first half 2011

•                  $193 million net loss, compared to a net loss of $46 million in first half of 2010

Company restructuring underway:

•                  New Board of Directors elected at annual meeting of stockholders

•                  New executive management team, with extensive industry experience, appointed June 2011

•                  Successfully completed first lien credit agreement refinancing with $1.7 billion in new first lien credit facilities

•                  On track to meet 2011 Opex and G&A savings targets, resulting in $44 million in net improvements compared to 2010

HOUSTON (August 8, 2011) — Dynegy Inc. (NYSE: DYN) today announced a net loss of $116 million, or $(0.95) per diluted common share, for the quarter ended June 30, 2011, compared to a net loss of $191 million, or $(1.59) per diluted common share, for the previous year’s second quarter.  Operating loss for the second quarter 2011 was $106 million compared to an operating loss of $229 million for the second quarter 2010.  These results include pre-tax, unrealized, net mark-to-market losses of $130 million ($78 million after-tax) and $262 million ($162 million after-tax) in the second quarter of 2011 and 2010, respectively.  Adjusted EBITDA was $102 million for the second quarter, down 18% from $124 million reported for the second quarter 2010.  During the quarter, the Company benefited from higher generation volumes in its Midwest region and lower operating expenses in its Midwest and West regions.  These improvements were more than offset, however, by lower realized prices across all regions, and lower generation volumes, tolling revenues and capacity revenues in the Northeast and West regions.

Net loss for the first half of 2011 was $193 million or $(1.58) per diluted common share, compared to a net loss of $46 million or $(0.38) per diluted common share, for the same period last year. Operating loss for the first half of 2011 was $155 million compared to operating income of $102 million in the first half of 2010.  These results include pre-tax, unrealized, net mark-to-market losses of $127 million ($76 million after-tax) and $9 million ($6 million after-tax) in the first half of 2011 and 2010, respectively.  For the first half of 2011, Adjusted EBITDA was $189 million versus $276 million for the same period in 2010.  The weaker operating results were primarily driven by lower realized prices on our commercial results across all regions, lower tolling and capacity revenues partially offset by higher generation volumes in the Midwest region and lower operating expenses in the Midwest and West regions.

Cash flow used in operations for the six months ended June 30, 2011, was $86 million after posting $92 million of cash collateral to the Company’s futures clearing manager, as compared to cash flow from operations for the first half of 2010 of $368 million after the return of $255 million of cash collateral from the Company’s futures clearing manager.

“Our operating units turned in an excellent performance during the quarter,” said Robert C. Flexon, President and Chief Executive Officer of Dynegy.  “In addition, we benefited from an improvement in G&A and Operating costs of approximately $15 million as our improvement efforts, initiated earlier this year, are beginning to show results.  A prerequisite to our successful restructuring is the continued safe, reliable, and in compliance operations of our plants while reducing our cost structure.”

Second Quarter Comparative Results

A comparison of the Company’s second quarter results period-over-period is set forth in the tables below (in millions of dollars, except per share amounts).  The non-GAAP financial measures of EBITDA and Adjusted EBITDA are used by management to evaluate Dynegy’s business on an ongoing basis.  Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 of our Current Report on Form 8-K filed with the SEC on August 8, 2011, which is available on the company’s website free of charge at www.dynegy.com.  Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release.

	Three Months Ended June 30, 2011
	GENERATION
	Midwest	West	Northeast	OTHER	Total
Basic Loss Per Share					$(0.95)
Diluted Loss Per Share					$(0.95)

Net loss					$(116)
Plus / (Less):
Income tax benefit					(76)
Interest expense					89
Depreciation and amortization expense					75
EBITDA	$15	$(2)	$(14)	$(27)	$(28)
Plus / (Less):
Mark-to-market losses, net	83	24	23	—	130
Adjusted EBITDA	$98	$22	$9	$(27)	$102

	Three Months Ended June 30, 2010
	GENERATION
	Midwest	West	Northeast	OTHER	Total
Basic Loss Per Share					$(1.59)
Diluted Loss Per Share					$(1.59)

Net loss					$(191)
Plus / (Less):
Income tax benefit					(128)
Interest expense					91
Depreciation and amortization expense					90
EBITDA	$(102)	$8	$(18)	$(26)	$(138)
Plus / (Less):
Mark-to-market losses, net	183	24	55	—	262
Adjusted EBITDA	$81	$32	$37	$(26)	$124

Segment Review of Results Period-Over-Period

Dynegy’s diversified power generation business includes, at June 30, 2011, four business segments: the Midwest, with approximately 4,900 megawatts of generation capacity; the West, with approximately 3,400 megawatts of generation capacity; the Northeast, with approximately 3,300 megawatts of generation capacity; and Other, which primarily includes corporate support activities.  Total consolidated Adjusted EBITDA was $102 million (net loss $116 million) for the second quarter 2011, compared to $124 million (net loss $191 million) for the second quarter 2010.  Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income (loss) as the most directly comparable GAAP measure.

Midwest — Adjusted EBITDA for the region was up 21 percent to $98 million (operating loss $37 million) during the second quarter of 2011 compared to $81 million (operating loss $165 million) during the second quarter of 2010.  Total generation volumes increased approximately 30 percent, as generation volumes returned to more normal levels compared to last year when an extended outage, primarily at one of the Baldwin units, significantly reduced generation volumes during the second quarter, resulting in a benefit of approximately $10 million.  Although market power prices and spark spreads were higher in the second quarter of 2011 than the comparable period of last year, total contributions from hedges declined, which resulted in a relatively flat impact period-over-period.  Fewer outage days and the shutdown of the Vermilion facility resulted in a $10 million reduction in operating expenses during the period compared to the second quarter of last year.

West — Adjusted EBITDA for the region totaled $22 million (operating loss $19 million), a 31 percent decrease compared to $32 million (operating loss $9 million) during the second quarter of 2010.  Total generation production volumes declined approximately 60 percent, primarily related to a planned outage at the Moss Landing facility during the second quarter of 2011.  However, this did not have a material impact on Adjusted EBITDA due to significantly lower spark spreads in second quarter 2010.  Tolling revenues declined approximately $10 million due to the retirement of the South Bay facility and the timing of earnings under a new tolling agreement for Moss Landing. Additionally, $3 million in contract termination payments were received in second quarter 2010 that were not repeated in second quarter 2011.  Operating expenses decreased by approximately $5 million primarily due to the retirement of the South Bay facility.

Northeast — Adjusted EBITDA for the region totaled $9 million (operating loss $21 million), a 76 percent decrease compared to $37 million (operating loss $26 million) during the second quarter of 2010.  Total generation production volumes for the region decreased approximately 25 percent period-over-period.  In addition to the compressed spark spreads that negatively impacted plant run times and capacity factors, lower realized prices contributed to a decline in earnings of approximately $20 million.  The quarter was also negatively impacted by a reduction of approximately $10 million in capacity revenues, as market capacity prices, primarily in New York, declined compared to last year.

Other — Adjusted EBITDA for the segment totaled negative $27 million (operating loss $29 million) during the second quarter of 2011 compared to negative $26 million (operating loss $29 million) during the second quarter of 2010.  This segment primarily consists of corporate general and administrative expenses, partially offset by interest income.  General and administrative expenses were $25 million in the second quarter of 2011, compared to $28 million in the second quarter of 2010.  The period-over-period decrease was primarily due to lower salary and benefit costs as a result of ongoing cost savings initiatives.  Interest income was less than $1 million for both the second quarter 2011 and the second quarter 2010.

Consolidated Cash Flow from Operations

Cash flow used in operations totaled $86 million for the six months ended June 30, 2011, compared to cash flow from operations of $368 million for the six months ended June 30, 2010.  The depositing of cash to Dynegy’s futures clearing manager in support of the Company’s hedging program had a significant impact on reported cash flow from operations.  During the first half of the year, the Company deposited a total of $92 million, net, in cash compared to receiving $255 million in cash, net, during the same period in 2010.

For the six months ended June 30, 2011, capital expenditures totaled $128 million, including $46 million in maintenance capital expenditures and $82 million in environmental capital expenditures, the latter of which reflects the Company’s continuing investment in environmental upgrades as part of the Midwest Consent Decree program.  During the first half of 2010, capital expenditures totaled $201 million, with $80 million in maintenance capital expenditures and $121 million in environmental capital expenditures.

Capital expenditures for the full year are expected to include $100 million in maintenance capital and $150 million related to environmental capital.  Capital projects associated with the Midwest Consent Decree are expected to be completed in the fourth quarter 2012, resulting in a coal portfolio that is one of the most environmentally compliant in the nation.  The estimated remaining cash spend for the Midwest Consent Decree is approximately $160 million from June 30, 2011 through 2013.

Liquidity and Debt

As of June 30, 2011, Dynegy’s liquidity was $924 million.  This consisted of $505 million in cash on hand and short-term investments and $419 million in unused availability under the Company’s former credit facility.  The cash on hand includes the $400 million borrowed under the Company’s former revolver capacity, which was subsequently repaid.

As of June 30, 2011, Dynegy’s net debt and other obligations totaled approximately $4.3 billion.  This amount is net of cash on hand and short-term investments of $505 million and restricted cash of $850 million.

Restructuring Activities

On June 15, 2011, stockholders of Dynegy elected a new slate of seven board members to serve until next year’s annual meeting of stockholders.  The individuals that were elected are Thomas W. Elward, Michael J. Embler, Robert C. Flexon, E. Hunter Harrison, Vincent J. Intrieri, Samuel Merksamer and Felix Pardo.

Following the appointment of the Board of Directors, a new management team, with extensive energy industry knowledge, commercial and operating skills and financial restructuring experience, was announced.  New members of the executive management team are as follows:

•                  Robert C. Flexon, President and Chief Executive Officer

•                  Kevin T. Howell, Executive Vice President and Chief Operating Officer

•                  Clint C. Freeland, Executive Vice President and Chief Financial Officer

•                  Carolyn J. Burke, Executive Vice President and Chief Administrative Officer

In addition to the new executives listed above, Lynn A. Lednicky, Executive Vice President, and Kent R. Stephenson, Executive Vice President and General Counsel, remain members of the executive management team.

On July 10, 2011, the Company announced restructuring plans to realign its power generation facilities by fuel type.  As a result of steps taken on August 5, 2011, Dynegy has now reorganized its operations into three segments:  Gas, Coal and Other.  Dynegy Power, LLC now owns and operates the Gas segment, a portfolio of eight primarily natural gas-fired intermediate and peaking power generation facilities.  Dynegy Midwest Generation, LLC now owns and operates the Coal segment, a portfolio of six primarily coal-fired baseload power generation facilities.  Dynegy’s remaining assets (including the leasehold interests in the Danskammer and Roseton facilities) constitute the Company’s third business segment.

On August 5, 2011, Dynegy also completed two refinancing transactions for new senior secured Term “B” credit facilities.  The new facilities will support a realigned organizational structure and its Dynegy Power and Dynegy Midwest Generation portfolios.  The new facilities consist of a $1,100 million, five-year senior secured Term loan facility available to Dynegy Power and a $600 million, five-year senior secured Term loan facility available to Dynegy Midwest Generation.

Dynegy has also initiated actions to further reduce costs and to improve operating performance by implementing a comprehensive improvement effort.  This cost and performance improvement initiative, to be known as Dynegy PRIDE (“Producing Results through Innovation by Dynegy Employees”), will drive bottom line benefits by reducing cost structure, implementing operating improvements and increasing cash flow through balance sheet efficiencies.  As Dynegy enters the balance of this year and going forward, the Company will review plant-level margin for additional opportunities to improve cost and performance.  By year end, we expect general and administrative expense annual run rate to be below $105 million and operating expense run rate to be approximately $420 million.  This compares to $163 million and $450 million respectively in 2010.  Dynegy anticipates a further improvement of approximately $50 million through 2012.

Investor Conference Call/Web Cast

Dynegy will discuss its second quarter 2011 financial results during an investor conference call and web cast today, August 8, 2011, at 10 a.m. ET/9 a.m. CT.  Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc.’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets.  The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,570 megawatts from two leased power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s cost savings initiative “PRIDE” and the anticipated results of such initiative including lowering the cost structure, increasing balance sheet cash and generating operating improvements, Dynegy’s operating expense and general and administrative estimates, Dynegy’s commitment to being a safe, reliable and compliant electric provider; the anticipated results of the Restructuring Activities; Dynegy’s intention to have three reportable segments going forward: Coal, Gas & Other and Dynegy’s new leadership. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) beliefs and assumptions regarding our ability to continue as a going concern; (ii) the anticipated effectiveness of the overall restructuring activities and any additional strategies to address our liquidity and our capital resources including accessing the capital markets; (iii) limitations on our ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (iv) the timing and anticipated benefits to be achieved through Dynegy’s cost savings programs; (v) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (vii) beliefs about commodity pricing and generation volumes; (viii) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (ix) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (x) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xi) beliefs and assumptions regarding our ability to enhance or protect long-term value for stockholders; (xii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xiii) beliefs and assumptions about weather and general economic conditions; (xiv) expectations regarding Dynegy’s new credit facilities compliance, collateral demands, interest expense and other payments; (xv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xvi) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xvii) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$326	$239	$831	$1,097
Cost of sales	(225)	(231)	(503)	(539)
Operating and maintenance expense, exclusive of depreciation and amortization expense shown separately below	(106)	(118)	(216)	(231)
Depreciation and amortization expense	(75)	(90)	(201)	(165)
Impairments and other charges	(1)	(1)	(1)	(1)
General and administrative expenses	(25)	(28)	(65)	(59)
Operating income (loss)	(106)	(229)	(155)	102

Losses from unconsolidated investments	—	—	—	(34)
Interest expense	(89)	(91)	(178)	(180)
Other income and expense, net	3	1	4	2
Loss from continuing operations before income taxes	(192)	(319)	(329)	(110)

Income tax benefit	76	128	136	63
Loss from continuing operations	(116)	(191)	(193)	(47)

Income from discontinued operations, net of tax	—	—	—	1
Net loss	$(116)	$(191)	$(193)	$(46)

Basic earnings (loss) per share:
Loss from continuing operations (1)	$(0.95)	$(1.59)	$(1.58)	$(0.39)
Income from discontinued operations	—	—	—	0.01
Basic loss per share:	$(0.95)	$(1.59)	$(1.58)	$(0.38)

Diluted earnings (loss) per share:
Loss from continuing operations (1)	$(0.95)	$(1.59)	$(1.58)	$(0.39)
Income from discontinued operations	—	—	—	0.01
Diluted loss per share:	$(0.95)	$(1.59)	$(1.58)	$(0.38)

Basic shares outstanding	122	120	122	120
Diluted shares outstanding	122	121	122	121

(1)     A reconciliation of basic loss per share from continuing operations attributable to Dynegy Inc. to diluted loss per share from continuing operations attributable to Dynegy Inc. is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Loss from continuing operations for basic and diluted loss per share	$(116)	$(191)	$(193)	$(47)

Basic weighted-average shares (2)	122	120	122	120

Effect of dilutive securities:
Stock options and restricted stock	—	1	—	1
Diluted weighted-average shares (2)	122	121	122	121

Loss per share from continuing operations:
Basic	$(0.95)	$(1.59)	$(1.58)	$(0.39)

Diluted (3)	$(0.95)	$(1.59)	$(1.58)	$(0.39)

(2)          Basic and diluted weighted average shares have been adjusted to reflect the May 25, 2010, one-for-five reverse stock split for all periods presented.

(3)          Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per-share amounts. Accordingly, Dynegy Inc. has utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and six months ended June 30, 2011 and 2010.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2011

(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss					$(116)
Plus / (Less):
Income tax benefit					(76)
Interest expense					89
Depreciation and amortization expense					75
EBITDA (1)	$15	$(2)	$(14)	$(27)	$(28)
Plus / (Less):
Mark-to-market losses, net	83	24	23	—	130
Adjusted EBITDA (1)	$98	$22	$9	$(27)	$102

(1)          EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(37)	$(19)	$(21)	$(29)	$(106)
Depreciation and amortization expense	50	16	7	2	75
Other items, net	2	1	—	—	3
EBITDA	$15	$(2)	$(14)	$(27)	$(28)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2010

(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss					$(191)
Plus / (Less):
Income tax benefit					(128)
Interest expense					91
Depreciation and amortization expense					90
EBITDA (1)	$(102)	$8	$(18)	$(26)	$(138)
Plus / (Less):
Mark-to-market losses, net	183	24	55	—	262
Adjusted EBITDA (1)	$81	$32	$37	$(26)	$124

(1)          EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(165)	$(9)	$(26)	$(29)	$(229)
Depreciation and amortization expense	63	17	8	2	90
Other items, net	—	—	—	1	1
EBITDA	$(102)	$8	$(18)	$(26)	$(138)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2011

(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss					$(193)
Plus / (Less):
Income tax benefit (1)					(136)
Interest expense					178
Depreciation and amortization expense					201
EBITDA (2)	$112	$16	$(12)	$(66)	$50
Plus / (Less):
Merger agreement termination fee and other legal expenses (3)	—	—	—	9	9
Executive separation agreement expenses (4)	—	—	—	3	3
Mark-to-market losses, net	82	9	36	—	127
Adjusted EBITDA (2)	$194	$25	$24	$(54)	$189

(1)      Includes $9 million net tax benefit related to an increase in state NOLs due to acceptance of amended returns partially offset by a $3 million net tax expense due to an increase in the Illinois statutory rate.

(2)      EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(40)	$(18)	$(26)	$(71)	$(155)
Depreciation and amortization expense	150	33	14	4	201
Other items, net	2	1	—	1	4
EBITDA	$112	$16	$(12)	$(66)	$50

(3)   We incurred $9 million ($6 million after-tax) of expense related to the Icahn merger agreement termination fee and other legal expenses.  This expense is included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)   We incurred $3 million ($2 million after-tax) of expense related to executive separation agreements.  This expense is included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2010

(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss					$(46)
Plus / (Less):
Income tax benefit (1)					(63)
Interest expense					180
Depreciation and amortization expense					165
EBITDA (2)	$174	$70	$51	$(59)	$236
Plus / (Less):
Asset impairment (3)	37	—	—	—	37
Plum Point mark-to-market gains (4)	(6)	—	—	—	(6)
Mark-to-market losses, net	4	1	4	—	9
Adjusted EBITDA (2)	$209	$71	$55	$(59)	$276

(1)       Includes a benefit of $16 million related to the release of a reserve for uncertain tax positions upon completion of an audit.

(2)       EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$95	$36	$34	$(63)	$102
Losses from unconsolidated investments	(34)	—	—	—	(34)
Depreciation and amortization expense	113	33	16	3	165
Other items, net	—	—	1	1	2
EBITDA from continuing operations	174	69	51	(59)	235
EBITDA from discontinued operations (5)	—	1	—	—	1
EBITDA	$174	$70	$51	$(59)	$236

(3)   We recognized a pre-tax charge of approximately $37 million ($23 million after-tax) related to the impairment of our investment in PPEA Holding Company, LLC due to the uncertainty and risk surrounding PPEA’s financial structure.  This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)   We recognized pre-tax income of approximately $6 million ($4 million after-tax) related to the change in fair value of the Plum Point Project interest rate swaps.  This income is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)   A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$1
Depreciation and amortization expense from discontinued operations	—
Income tax benefit from discontinued operations	—
Income from discontinued operations, net of tax	$1

DYNEGY INC.

SUMMARY CASH FLOW INFORMATION (1)

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010
	GEN	OTHER	Total	GEN	OTHER	Total
Adjusted EBITDA (2)	$243	$(54)	$189	$335	$(59)	$276
Interest payments	—	(162)	(162)	—	(179)	(179)
Cash taxes	—	—	—	—	(6)	(6)
JPM collateral	(92)	—	(92)	255	—	255
Working capital / non-cash adjustments / other changes	27	(48)	(21)	45	(23)	22
Cash Flow from Operations	178	(264)	(86)	635	(267)	368
Maintenance capital expenditures	(46)	—	(46)	(76)	(4)	(80)
Environmental capital expenditures	(82)	—	(82)	(121)	—	(121)
Free Cash Flow	$50	$(264)	$(214)	$438	$(271)	$167

Net cash used in Investing Activities			$(95)			$(521)

Net cash provided by (used in) Financing Activities			$289			$(36)

(1)

This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Adjusted Free Cash Flow. We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements. Free Cash Flow is a non-GAAP financial measure. A reconciliation of Free Cash Flow to Cash Flow Flow from Operations is presented above. Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.

(2)

Adjusted EBITDA is a non-GAAP financial measure. Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures. Please see Reported Segmented Results of Operations for the six months ended June 30, 2011 and 2010, for a reconciliation of Adjusted EBITDA to Net loss.

DYNEGY INC.

SUMMARY CASH FLOW INFORMATION (1)

(UNAUDITED) (IN MILLIONS)

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010
	GEN	OTHER	Total	GEN	OTHER	Total
Adjusted EBITDA (2)	$129	$(27)	$102	$150	$(26)	$124
Interest payments	—	(147)	(147)	—	(164)	(164)
Cash taxes	—	—	—	—	(3)	(3)
JPM collateral	(97)	—	(97)	(55)	—	(55)
Working capital / non-cash adjustments / other changes	(21)	(6)	(27)	3	5	8
Cash Flow from Operations	11	(180)	(169)	98	(188)	(90)
Maintenance capital expenditures	(21)	—	(21)	(46)	(3)	(49)
Environmental capital expenditures	(41)	—	(41)	(52)	—	(52)
Free Cash Flow	$(51)	$(180)	$(231)	$—	$(191)	$(191)

Net cash used in Investing Activities			$(48)			$(280)

Net cash provided by (used in) Financing Activities			$288			$(36)

(1)

This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Adjusted Free Cash Flow. We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements. Free Cash Flow is a non-GAAP financial measure. A reconciliation of Free Cash Flow to Cash Flow Flow from Operations is presented above. Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.

(2)

Adjusted EBITDA is a non-GAAP financial measure. Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures. Please see Reported Segmented Results of Operations for the three months ended June 30, 2011 and 2010, for a reconciliation of Adjusted EBITDA to Net loss.

DYNEGY INC.

OPERATING DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GEN - MW
Million Megawatt Hours Generated	7.2	5.6	14.4	12.0
In Market Availability for Coal Fired Facilities (1)	94%	83%	93%	89%
Average Capacity Factor for Combined Cycle Facilities (2)	39%	25%	34%	20%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Cinergy (CIN Hub)	$44	$41	$42	$42
Commonwealth Edison (NI Hub)	$44	$40	$42	$41
PJM West	$56	$52	$54	$52
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$24	$19	$18	$14

GEN - WE
Million Megawatt Hours Generated (5)	0.2	0.5	0.6	1.9
Average Capacity Factor for Combined Cycle Facilities (2)	2%	17%	8%	38%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$34	$36	$35	$41
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$—	$2	$2	$5

GEN - NE
Million Megawatt Hours Generated	1.2	1.6	2.7	3.1
In Market Availability for Coal Fired Facilities (1)	97%	96%	95%	94%
Average Capacity Factor for Combined Cycle Facilities (2)	31%	38%	31%	33%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$56	$53	$60	$55
New York - Zone A	$42	$41	$42	$40
Mass Hub	$49	$49	$57	$52
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$7	$7	$7	$3
Mass Hub	$16	$17	$16	$13
Fuel Oil	$(131)	$(77)	$(115)	$(74)

Average Natural Gas Price - Henry Hub ($/MMBtu) (6)	$4.35	$4.30	$4.26	$4.73

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)

Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to us.

(5)	Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain power generation facility for the three and six months ended June 30, 2011 and 2010, respectively.

(6)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.

DYNEGY INC.

Net Debt and Other Obligations (1)

(UNAUDITED) (IN MILLIONS)

June 30, 2011
Total Debt	$5,080
Less:
Cash and Short-Term investments	(505)
Restricted Cash	(850)
Net Debt (1)	3,725
Central Hudson Lease Obligation	589
Total Debt and Other Obligations	$4,314

August 5, 2011
Total Debt	$5,462
Less:
Cash and Cash Equivalents	(1,014)
Restricted Cash	(659)
Net Debt (1)	3,789
Central Hudson Lease Obligation	594
Total Debt and Other Obligations	$4,383

(1)                    Net Debt & Total Debt and Other Obligations are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 8, 2011, for definitions, utility and uses of such non-GAAP financial measures.